INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “ Agreement” i s made and entered into effect as of May 20, 2012 (the “Effective Date”), by and between Helpful Technologies Inc., a Florida corporation (“Assignor”), and Helpful Alliance Company, a Florida corporation (“ Assignee ”).

RECITALS

WHEREAS, the Assignor is in a lawful possession of a certain intellectual properties identified at the Addendum A to this Agreement (the “Transferred Assets”) protected by patent applications;

WHEREAS, the Assignor owns the Transferred Assets and have the full right to sell the Transferred Assets and to permanently assign the rights for the Transferred Assets to the The Assignor;

WHEREAS, The Assignor desires to purchase Transferred Assets and to permanently acquire full ownership interest in the Transferred Assets;

WHEREAS, the Parties agree to the assignment of all rights in conjunction with the sale of all tangible and intangible assets related to the Transferred Assets as defined in this Agreement;

WHEREAS, in connection therewith, this Agreement is intended to effect the transfer of certain Transferred Assets held by the Assignee to the The Assignor; and

WHEREAS, it is intended that the transactions contemplated by this Agreement will qualify as a tax- free transaction for U.S. federal income tax purposes pursuant to Section 351 of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Assigned Copyrights” means: (a) all Copyrights in and to the Assigned Technology; (b) all renewals and extensions thereof; and (c) all rights with respect to such Copyrights.

1.2 “Assigned Intellectual Property” has the meaning set forth in Section 2.1 (Assigned Intellectual Property).

1.3 “Assigned Mask Works” means: (a) those Mask Works performed by the Assignor that are embodied exclusively in a product of the Transferred Assets and any mask work protection available to the Assignor in those Mask Works; and (b) all rights with respect to such Mask Works.

1.4 “Assigned Patents” means all Patents set forth on Addendum A. The Patents of the Assignor identified by Addendum A.

1.5 “Assigned Technology” means any and all portions of the Assignor Technology used exclusively or held for use exclusively in the Transferred Assets and allocated to the Assignor under Addendum A.

1.6 “Copyrights” means: (a) any rights in original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. § 101 et. seq.; (b) all registrations for and applications to register the foregoing anywhere in the world; (c) all foreign counterparts and analogous rights anywhere in the world; and (d) all rights in and to any of the foregoing.

1.7 “Group” means either the Assignor and its Affiliates, as the context requires.

1.8 “Intellectual Property” means all rights in Copyrights, Patents, Mask Works, Technology and any other proprietary rights relating to intangible property anywhere in the world, and all registrations and applications related to any of the foregoing and analogous rights thereto anywhere in the world, but excluding all rights in Trademarks associated with the Assigned Technology in connection to the Assigned Patents identified with Addendum A.

1.9 “Mask Work” means: (a) any mask work, registered or unregistered, as defined in 17 U.S.C. §901; (b) all registrations for and applications to register the foregoing anywhere in the world; (c) all foreign counterparts and analogous rights anywhere in the world (including, without limitation, semiconductor topography rights); and (d) all rights in and to any of the foregoing.

1.10 “The Assignor Technology” means any and all Assigned Technology that exists as of the Effective Date and that, immediately prior to the Effective Date, is owned by the Assignor or any of its Affiliates, including any of its business units and divisions. The term includes any and all Technology owned or controlled by any The Assignor Affiliates under which The Assignor or any of its Affiliates has the right to grant any of the assignments of the type and on the terms granted in this Agreement.

1.11 “Non-Patent Intellectual Property Right” means all rights in Copyrights, Mask Works, Technology and other intangible property anywhere in the world, and all registrations and applications relating to any of the foregoing and analogous rights thereto anywhere in the world, other than any right in any Patent or any Trademark.

1.12 “Patents” means: (a) patents and patent applications, worldwide, including all divisions, continuations, continuing prosecution applications, continuations in part, reissues, renewals, reexaminations, and extensions thereof and any counterparts worldwide claiming priority therefrom; utility models, design patents, patents of importation/confirmation, and certificates of invention and like statutory rights; and (b) all right in and to any of the foregoing.

1.13 “Registered Intellectual Property” means Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any governmental or quasi-govemmental agency or non-governmental registrar (whether provisional, supplemental, or otherwise), anywhere in the world.

1.14 “Technology” means any and all technical information, specifications, drawings, records, documentation, industrial designs, works of authorship or other creative works, ideas, knowledge, knowhow, Trade Secrets, invention disclosures or other data including works subject to Copyrights and Mask Works (but does not include Trademarks or Patents).

1.15 “Trademarks” means: (a) trademarks, service marks, logos, trade dress and trade names, and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise); (b) all registrations and applications to register the foregoing anywhere in the world; (c) all goodwill associated therewith; and (e) all rights in and to any of the foregoing.

1.16 “Trade Secrets” means trade secrets and all other rights in or to confidential or technical information.

ARTICLE 2

ASSIGNMENT AND TRANSFER OF INTELLECTUAL PROPERTY

2.1 Assigned Intellectual Property. In accordance with this Agreement, Assignor hereby sells, assigns, conveys, transfers and agrees to deliver to the Assignee , and the Assignee hereby receives and accepts from the Assignor, with effect as of the Effective Date:

(a) all right, title and interest in the United States and throughout the world of the members of the Assignor Group in and to the following (collectively, the “Assigned Intellectual Property”), and any part, component, aspect, element and right thereof: all Assigned Patents, Assigned Copyrights, Assigned Mask Works and Assigned Technology including, without limitation, the Intellectual Property listed and described in Addendum A, and all tangible embodiments of any of the foregoing, in any form and in any media, in the possession of any member of the Assignor Group or other Persons engaged or retained by any member of the Assignor Group, subject to all licenses and covenants not to assert with respect to any of the foregoing entered into prior to the Effective Date;

(b) the exclusive right to exercise, exploit, assign, transfer, commercialize, develop, improve, and grant rights and licenses under and with respect to any of the Intellectual Property referenced in Section 2.1(a), and to sue or otherwise enforce, and continue any suit or other enforcement, for any infringement occurring before or after the Effective Date as well as all statutory, contractual and other claims, demands, and causes of action for royalties, fees, or other income from, or infringement, misappropriation or violation of, any of the foregoing, and all of the proceeds from the foregoing that are accrued and unpaid as of, and/or accruing after, the Effective Date; and

(c) the exclusive right to file, continue, discontinue, prosecute, abandon, maintain, cancel, let expire, apply for and obtain statutory rights and registrations with respect to any Intellectual Property referenced in Section 2.1(a), including without limitation any Intellectual Property: (i) conceived, developed or reduced to practice prior to the Effective Date solely by individuals who were employees or contractors of the Assignor or any Affiliate of the Assignor who worked on the Assigned Patents immediately prior to the Effective Date and who may choose to become the Assignor employees and contractors after the Effective Date, in respect to the Assignor Technology, even if the applicable the Assignee employment agreement is not signed by such individuals (“Transferred Employees”), and

(ii) unless otherwise agreed by the parties, conceived, developed or reduced to practice solely by Transferred Employees after the Effective Date, in the United States and anywhere else in the world.

2.2 Mandatory Laws. If and to the extent that, as a matter of law in any jurisdiction, ownership, title, or any rights or interest in or to any of the Assigned Intellectual Property cannot be assigned as provided in Section 2.1, (i) the Assignor irrevocably agrees to assign and transfer, and hereby assigns and transfers to the Assignee all rights (including, without limitation, all economic and commercialization rights) that can be assigned pursuant to Section 2.1 to the fullest extent permissible, and (ii) the Assignor irrevocably agrees to grant, and hereby grants, the Assignee an unlimited, exclusive, irrevocable, assignable, transferable, sublicenseable, worldwide, perpetual, royalty-free license to use, exploit and commercialize in any manner now known or in the future discovered and for whatever purpose, any rights to the Assigned Intellectual Property that cannot be assigned as contemplated by Section 2.1.

2.3 Compensation. The Assignee shall pay the Assignor the amounts total aggregate amount due of Sixty Thousand ($60,000) U.S. Dollars (“Amount Due”). No payment or remuneration, other than the Amount Due set forth above shall be due to the Assignor from the Assignee relating to the transfer of the Transferred Assets.

ARTICLE З

NO REPRESENTATIONS OR WARRANTIES

ASSIGNEE ACKNOWLEDGES AND AGREES THAT: (A) NO MEMBER OF THE ASSIGNOR GROUP IS MAKING IN THIS AGREEMENT (OR ANY OTHER AGREEMENT CONTEMPLATED BY THIS AGREEMENT OR OTHERWISE) ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, QUALITY, MERCHANTABILITY, VALIDITY, ENFORCEABILITY OR FITNESS OF ANY ASSIGNED INTELLECTUAL PROPERTY; (B) ALL SUCH ASSIGNED INTELLECTUAL PROPERTY WILL BE TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS; AND (C) ASSIGNEE AND ITS AFFILIATES WILL BEAR THE ECONOMIC AND LEGAL RISKS THAT ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN IT OR THEM GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, PLEDGE, LIEN, CHARGE, CLAIM OR OTHER ENCUMBRANCE OF ANY NATURE WHATSOEVER.

ARTICLE 4

MISCELLANEOUS

4.1 Further Assurances.

(a) The parties hereto will each perform such acts, execute and deliver such information, instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement, including, without limitation, providing or executing any affidavits, providing any testimony, and/or rendering any other assistance, as is necessary or useful for the Assignee to secure and perfect sole and exclusive ownership of, and obtain registrations in the name of solely the Assignee, for the Assigned Intellectual Property and/or any part thereof. In furtherance of the foregoing, the Assignor and Mobility will execute Patent Assignments substantially in the form of Addendum В to evidence, record and perfect the transfer of the Assigned Patents. The Assignor will not be obligated to incur any out-of-pocket costs, expenses and fees in connection with its obligations under this Section 4.1, including, without limitation, any attorneys’ fees, recording, assignment or other similar fees.

(b) If and to the extent requested by the Assignee, the Assignor will cause, and hereby authorizes, the patent office, trademark office, copyright office, and similar or comparable agency, office, register, or registrar in any country or jurisdiction to record the Assignee as the sole and exclusive owner of any application, copyright, patent and/or registration covering the Assigned Intellectual Property, and to issue any patent, copyright, registration, certificate, document or process in such country or jurisdiction, or issue process, presently pending or existing in the future, for any such application, copyright, patent and/or registration in the name and for the benefit of the Assignee only.

(c) The parties acknowledge that, as part of the transfer of the Assigned Intellectual Property, the Assignor may inadvertently retain Intellectual Property that should have been transferred to the Assignee pursuant to Article 2 of this Agreement, and the Assignee may inadvertently acquire Intellectual Property that should not have been transferred. Each party agrees to negotiate in good faith the transfer to the other of any such later identified Intellectual Property at the reasonable written request of the other party, which may include rescission of certain assignments and transfers made hereunder.

4.2 Export Control. The Assignee hereby acknowledges that the Assigned Technology may become subject to export controls under the laws and regulations of the United States, including the Export Administration Regulations, 15 C.F.R. Parts 730-774. In the purchase, resale and exploitation of any or all Assigned Technology, the Assignee will comply strictly with all such United States export controls, and, without limiting the generality of this Section 4.2, the Assignee will export, re-export, transfer or divert any of the Assigned Technology, and technical data pertaining to such Assigned Technology, or any direct product thereof to any destination, end-use or end-user that is prohibited or restricted under such United States export control laws and regulations, except as specifically authorized by the United States Department of Commerce.

4.3 Governing Law. The internal laws of the State of Florida (without reference to its principles of conflicts of law) govern the construction, interpretation and other matters arising out of or in connection with this Agreement and, and each of the addenda and schedules hereto and thereto (whether arising in contract, tort, equity or otherwise).

4.4 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force, if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

4.5 Entire Agreement. This Agreement and each of the addenda appended hereto, constitutes the final agreement by and among the parties with respect to the subject matter contained herein, and is the complete and exclusive statement of the parties’ agreement on the matters contained herein. All prior and contemporaneous negotiations and agreements by and among the parties with respect to the matters contained herein are superseded by this Agreement. As of the Effective Date, this Agreement supersedes and replaces in its entirety all prior agreements, oral and written, between the parties prior to the Effective Date (the “Prior IP Assignment Agreement”).

4.6 Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

4.7 Variation. No variation of this Agreement will be valid unless it is in writing and signed by authorized representatives of the parties. The expression “variation” will include any amendment, modification, variation, supplement, deletion or replacement however affected.

4.8 Expenses. Except as otherwise provided in this Agreement, any of the other Ancillary Agreements or any other agreement between the parties contemplated hereby, all costs, fees and expenses of either party in connection with the transactions contemplated by this Agreement will be paid by the party that incurs such costs and expenses.

IN WITNESS WHEREOF, each of the parties has caused this Amended and Restated Intellectual Property Assignment Agreement to be executed on its behalf by a duly authorized effective as of the date first set forth above.

“Assignor”	“Assignee”

Helpful Technologies Inc.	Helpful Alliance Company

/s/ Sergey Gurin	/s/ Val Zevel
/n/ Sergey Gurin	/n/ Val Zevel
/t/ President	/t/ Interim Chief Executive Officer